UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

____________________

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

STABILIS SOLUTIONS, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

STABILIS SOLUTIONS, INC.

11750 Katy Freeway,

Suite 900

Houston, Texas 77079

Dear Fellow Stockholders:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Stabilis Solutions, Inc. which will be held at 11750 Katy Freeway, Suite 900, Houston, Texas 77079 at 12:00 p.m., Central Daylight Time, on Monday, August 4, 2025.

During the meeting, we will conduct the business described in the Notice of Annual Meeting of Stockholders and Proxy Statement. I hope you will be able to attend.

We are again following Securities and Exchange Commission rules which enable us to provide proxy materials for the 2025 Annual Meeting on the Internet instead of automatically mailing printed copies. This allows us to provide our stockholders with the information they need, while lowering the cost of the delivery of materials and reducing the environmental impact from printing, mailing and disposing of paper copies. Stockholders of record will receive a notice with instructions on how to access those documents over the internet and request a paper copy of our proxy materials, including this proxy statement, our 2024 Annual Report on Form 10-K and voting instructions. Stockholders whose shares are held in a brokerage account will receive this information from their broker.

Whether or not you plan to attend the Annual Meeting, it is important that you vote promptly by internet, telephone or mail by following the voting instructions provided by your broker. If you attend the Annual Meeting and decide to vote in person, you may revoke your proxy.

On behalf of the directors, officers and employees of Stabilis Solutions, Inc., I thank you for your continued support.

Sincerely,

J. Casey Crenshaw
Interim President and Chief Executive Officer

June 25, 2025

PLEASE VOTE NOW TO AVOID THE EXPENSE OF A FURTHER SOLICITATION

STABILIS SOLUTIONS, INC.

11750 Katy Freeway,

Suite 900

Houston, Texas 77079

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on August 4, 2025

The 2025 Annual Meeting of the Stockholders (the “Annual Meeting”) of Stabilis Solutions, Inc., a Florida corporation (the “Company”), will be held at 11750 Katy Freeway, Suite 900, Houston, Texas 77079 on Monday, August 4, 2025 at 12:00 p.m., Central Daylight Time, for the following purposes:

1.	To elect the six (6) nominees to the Company’s Board of Directors;
2.	To ratify the selection of the independent registered public accounting firm for 2025;

To transact such other business as may properly come before the meeting or any adjournment thereof.

Our Board of Directors has fixed the close of business on June 2, 2025 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

Your attention is directed to the following pages for information on voting and obtaining a paper copy of the proxy materials for the Annual Meeting.

You are cordially invited to attend the Annual Meeting. The Board of Directors encourages you to access the proxy materials and vote in person or by proxy by following the instructions on the following pages.

By Order of the Board of Directors

Andrew L. Puhala
Secretary

Houston, Texas

June 25, 2025

STABILIS SOLUTIONS, INC.

11750 Katy Freeway,

Suite 900

Houston, Texas 77079

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 4, 2025

About this Proxy Statement

This Proxy Statement is being made available on or about June 25, 2025 to the holders of common stock (the “common stock”) of Stabilis Solutions, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on August 4, 2025, or at any adjournment thereof. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters that will come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as proxies will vote on them in accordance with their best judgment.

Voting Instructions for Stockholders of Record

If you hold a stock certificate for shares in your name you are considered a stockholder of record (or registered stockholder) of those shares. You may vote by internet, phone, mail or by attending the Annual Meeting.

Voting on the Internet

•	Go to: www.investorvote.com/SLNG: enter the 12-digit control number from the Stockholder Meeting Information Notice Card sent to you in the mail and then follow the on-screen instructions.

Voting by Telephone

•	Call the toll-free number on the proxy card.

Voting by Mail

•	Download or Request a paper copy of the proxy card as instructed below.

•	Return your signed and dated proxy card for receipt by 12:00 p.m., Central Daylight Time on August 4, 2025, the time and date of the Annual Meeting.

Voting in Person

•	You may vote in person at the Annual Meeting, even if you already voted by mail, phone or internet and your vote at the meeting will supersede any prior vote.

Voting Instructions for Beneficial Owners

If your shares are held in a stock brokerage account or other custodial account you are considered the beneficial owner of shares held in street name. You may vote by internet, telephone, mail or in person.

Voting on the Internet

•	Go to: www.ProxyVote.com, enter the 12-digit control number from the Stockholder Meeting Information Notice Card sent to you by your broker or custodian and follow the on-screen instructions.

Voting by Telephone

•	Call the toll-free number on the Stockholder Meeting Information Notice Card sent to you by your broker or custodian.

Voting by Mail

•	Follow the instructions included on the Stockholder Meeting Information Notice Card sent to you by your broker or custodian.

Voting in Person

•

Since you are not a stockholder of record, you may not vote your shares in person at the meeting unless you have a proxy from the bank, broker, trustee or nominee that holds your shares giving you the right as beneficial owner to vote your shares at the meeting. To request a proxy, follow the instructions at www.ProxyVote.com. You must also bring to the annual meeting a letter from the nominee confirming your beneficial ownership of the shares.

To Request a Paper Copy of Proxy Materials or Proxy Card for 2025 Annual Meeting of Stockholders:

Stockholders of Record

If you are a stockholder of record and you prefer to receive a paper copy of our proxy materials and/or proxy card, you must request one. There is no charge to you for requesting a copy.

To order a copy of the proxy materials and select a future delivery preference:

•	Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

•	Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.

If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the control number in the shaded bar on the reverse side of the Stockholder Meeting Information Notice or proxy card you received, when requesting a set of proxy materials.

•

Internet: Go to www.investorvote.com/SLNG. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

•

Telephone: Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

•

Email: Send email to investorvote@computershare.com with “Proxy Materials SLNG.” in the subject line. Include in the message your full name and address, plus the 12-digit number located on the Notice Card sent to you in the mail, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

All requests for a paper copy of the proxy materials must be received by July 24, 2025 to facilitate timely delivery.

Beneficial Owners

If you are a stockholder who holds your stock in street name through your broker or other nominee and you prefer to receive a paper copy of our proxy materials and/or proxy card, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy in one of the following ways on or prior to July 24, 2025 to facilitate timely delivery:

•	Internet: www.ProxyVote.com.

•	Telephone: Call toll-free at 1-800-579-1639.

•

Email: Send a blank email to sendmaterial@proxyvote.com with the 12-digit control number that appears on the Stockholder Meeting Information Notice sent to you from your broker or nominee in the subject line.

Revocability and Voting of Proxy

Any stockholder who gives a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. All proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are given, proxies will be voted FOR the election of the nominees of the Board of Directors and FOR Proposal No. 2.

Record Date, Voting Rights and Quorum

Only stockholders of record at the close of business on June 2, 2025 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. At that date there were 18,596,301 shares of Common Stock outstanding. At the Annual Meeting, each issued and outstanding share of Common Stock will be entitled to one vote. The holders of a majority of the 18,596,301 shares of Common Stock present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting.

Proxies marked “withheld” as to any director nominee or “abstain” or “against” as to a particular proposal and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

“Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. The effect of proxies marked “withheld” as to any director nominee or “abstain” or “against” as to a particular proposal and broker non-votes on each Proposal is discussed under each respective Proposal.

Costs of Proxy Solicitation

The cost of preparing, assembling, and mailing the proxy materials and proxy card will be borne by the Company who is the party making this proxy solicitation. In addition to solicitation of the proxies by use of the mail, some of the officers and regular employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, fax transmission or e-mail.  The Company may also request brokerage houses, nominees, custodians, and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock. The Company will reimburse such persons for their expenses in forwarding soliciting material.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors will consist of six directors who will be elected by the stockholders as of the Record Date at the 2025 Annual Meeting to hold office until the 2026 Annual Meeting and until their successors are elected. Unless otherwise instructed, the proxy holders named in the proxy card will vote the proxies received by them for the six nominees of the Board of Directors named below.

Each nominee of the Board of Directors has indicated that he or she is willing and able to serve as director if elected. If any nominee of the Board of Directors becomes unavailable for any reason before the election, proxies will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

Vote Required

The six nominees who receive the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote, a quorum being present, shall be elected as directors. Only votes cast “FOR” a nominee will be counted, except that an executed proxy will be voted “FOR” all nominees in the absence of instructions to the contrary. Broker non-votes and proxies marked “withheld” as to one or more nominees will have no effect on the election since only votes “FOR” a nominee are counted in order to determine the six nominees with the highest number of votes.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Nominees of the Board of Directors

The following six nominees, all of whom are current directors of the Company, are the nominees of the Board of Directors. Certain information about the nominees, including their experience, qualifications and attributes or skills that led the Board to conclude that the nominees should continue to serve as directors of the Company is set forth below.

Management Transition

On January 31, 2025, the Company appointed the Company’s Chairman of the Board, J. Casey Crenshaw, as its Executive Chairman, and Interim President and Chief Executive Officer.  Mr. Crenshaw replaced Westervelt T. Ballard, Jr., who mutually agreed with the Company to terminate his employment as the Company’s President and Chief Executive Officer and voluntarily resigned his position as a director. Mr. Crenshaw co-founded the Company in 2013. In his new role, Mr. Crenshaw will assume day-to-day operations leadership. See “Executive Compensation – Employment, Severance or Change in Control Agreements” for additional information.

J. Casey Crenshaw

J. Casey Crenshaw, age 50, is the Interim President and Chief Executive Officer and Executive Chairman, effective January 31, 2025. Mr. Crenshaw served as Non-Executive Chairman of the Board of Directors of Stabilis from August 23, 2021 to January 31, 2025 and as Executive Chairman from July 26, 2019 until August 23, 2021. He served on the Board of Directors of American Electric Technologies, Inc. from 2012 to July 2019 and as the Executive Chairman of the Board of Directors of Stabilis Energy, LLC from November 2018 until July 2019. Mr. Crenshaw served as President, CEO, and Chairman of the Board of Stabilis Energy, LLC from its formation in February 2013 until November 2018. Mr. Crenshaw also serves as President and a member of the Board of Directors of The Modern Group, Ltd., a privately-owned diversified manufacturing, parts and distribution, rental/leasing and finance business headquartered in Beaumont, Texas. Mr. Crenshaw has held various executive positions with The Modern Group since 1997, including over 10 years as Chief Financial Officer.  Mr. Crenshaw holds a B.A. in Finance from Texas A&M University. Mr. Crenshaw is the spouse of director Stacey B. Crenshaw.

The Board believes that Mr. Crenshaw brings to the Board leadership perspective on the operation, management and financing of a successful diversified manufacturing and service company.

Benjamin J. Broussard

Benjamin J. Broussard, age 46, was appointed to the Board of Directors of Stabilis on July 26, 2019. Mr. Broussard has been the Chief Financial Officer for The Modern Group, Ltd. since March 2021. Since joining The Modern Group in 2013 until March 2021 he served as the Director of Finance. Mr. Broussard began his career as a commercial banker with Washington Mutual Bank in 2001. After leaving the bank in 2008, he worked at T-Mobile until 2011 and as a consultant to Microsoft’s Global Procurement Group from 2011 to 2013. Mr. Broussard holds a B.A. from the University of Notre Dame and J.D. from South Texas College of Law Houston.

The Board believes that Mr. Broussard's background in finance enables him to provide the Board with valuable input and guidance into many aspects of the Company’s business.

Stacey B. Crenshaw

Stacey B. Crenshaw, age 48, was appointed to the Board of Directors of Stabilis on February 4, 2020. She co-founded Stabilis Energy, LLC in 2013. Prior to her role with Stabilis, she was a practicing attorney with Germer Gertz, LLP from 2002 to 2004. Mrs. Crenshaw is the owner of ClaraVaille, a designer and retailer of custom jewelry. Mrs. Crenshaw is also actively involved in her local community through leadership roles at the Neches River Festival and the Symphony League of Beaumont. From 2006 to 2011 she was the founder and director of CHAD’s Place, a non-profit that held conferences and provided support groups for the bereaved. Mrs. Crenshaw has also served or is serving on several boards including Family Services of Southeast Texas, All Saints Episcopal School, the advisory board of the Art Museum of Southeast Texas and as a Trustee of Episcopal High School in Houston, Texas. Mrs. Crenshaw received a Bachelor of Liberal Arts degree in Journalism from Texas A&M University and a Doctor of Jurisprudence degree from the University of Houston Law Center. Mrs. Crenshaw is the spouse of director J. Casey Crenshaw.

The Board believes that Mrs. Crenshaw's legal experience and involvement in community and charitable service provides the Board with input and guidance related to corporate citizenship.

Edward L. Kuntz

Edward L. Kuntz, age 80, was appointed to the Board of Directors of Stabilis on July 26, 2019. Mr. Kuntz is the former Chairman and Chief Executive Officer of Kindred Healthcare, formerly a diversified provider of post-acute care services in the United States. From 1998 through May 2014, he served as Chairman of the Board of Directors of Kindred and as Chief Executive Officer from 1998 to 2004. Mr. Kuntz was also the Chairman of the Board of Directors of U.S Physical Therapy, Inc., a publicly held operator of physical therapy clinics and related businesses, where he was a director from 2014 to May 2024. From 2000 through 2016, Mr. Kuntz served as a director of Rotech Healthcare, Inc., one of the largest providers of home medical equipment and related products and services in the United States. He served on the Board of Directors and as Chairman of the Audit Committee of American Electric Technologies, Inc. from September 2013 to July 2019. Mr. Kuntz received B.A., J.D. and L.L.M. degrees from Temple University.

The Board believes that Mr. Kuntz’s experience as an executive and director of a variety of growing public and private equity-backed companies brings valuable experience to the Board in matters such as organizational structure, corporate strategy, operational performance measurement and improvement and governance.

Peter C. Mitchell

Peter C. Mitchell, age 69, was appointed to the Board of Directors of Stabilis on July 26, 2019. Mr. Mitchell currently is a member of the Board of Directors and Audit Committee Chair of Northcliff Resources Ltd. and Taseko Mines Limited. Mr. Mitchell also serves on the Board of Directors of Bear Creek Mining Corporation. He was most recently Senior Vice President and Chief Financial Officer of Coeur Mining, Inc. a leading precious metals producer, which owns and operates mines throughout North America, including the Palmarejo complex in Mexico, one of the world’s largest silver mines. Peter joined Coeur as CFO in 2013, and was responsible for investor relations, financial planning and analysis, financial reporting, information technology, tax and compliance, in addition to serving as a key team member on acquisition and divestiture activities and leading all capital markets activity in multiple equity and debt financings. Previously, he held executive leadership positions in finance and operations with a variety of U.S. and Canadian companies both public and private equity sponsored, among them Taseko Mines Ltd., Vatterott Education Centers, Von Hoffmann Corporation and Crown Packaging Ltd. Mr. Mitchell is a former member of the Board of Directors and Audit Committee Chair for Northern Dynasty Minerals Ltd. and Montage Gold Corporation, where he was also non-executive Chairman. He earned a B.A. in Economics from Western University, an MBA from the University of British Columbia, and is a Chartered Accountant (CPA-CA).

The Board believes that Mr. Mitchell's extensive business and financial experience provides the Board with valuable insights and guidance concerning the Company’s operations and financial management.

Matthew W. Morris

Matthew W. Morris, age 54, was appointed to the Board of Directors of Stabilis on November 2, 2021. Mr. Morris has served as a director for Cornerstone Strategic Value Fund, Inc., and Cornerstone Total Return Fund, Inc. since November 2017, and is a member of the Audit Committee and Nominating and Corporate Governance Committee for both companies. Mr. Morris also serves as a director of Stewart Information Services Corporation where he previously served as CEO from 2011 to September 9, 2019. Prior to serving as CEO, he served in various executive management positions for Stewart Information Services Corporation, Stewart Title Company and Stewart Title Guaranty Company. He previously served as director for a strategic litigation consulting firm, offering trial, and settlement sciences, crisis management and communications strategy. In addition to his board service, Mr. Morris is the founder and CEO of Lutroco, LLC, a private investment and advisory firm engaging purpose driven entrepreneurs for growth and impact. He received a Bachelor of Business Administration in organizational behavior and business policy from Southern Methodist University, and a Master of Business Administration with a concentration in finance from The University of Texas.

The Board believes that Mr. Morris's experience as an executive and director enables him to provide the Board with valuable input and guidance into many aspects of the Company’s business.

Controlled Company Exemption

Directors J. Casey Crenshaw and Stacey B. Crenshaw control a majority of the voting power represented by our common stock. As a result, we are a “Controlled Company” within the meaning of the corporate governance rules of The NASDAQ Stock Market LLC (“NASDAQ”). Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is a “Controlled Company” and may elect not to comply with certain corporate governance requirements. As a Controlled Company we are exempt from the NASDAQ governance requirements that (i) listed companies have compensation and nominating committees composed solely of independent directors, (ii) the compensation of executive officers be determined by a majority of the independent directors or a compensation committee composed solely of independent directors, (iii) director nominees are selected or recommended to the board of directors for selection, either by a majority of the independent directors, or a nominating committee composed solely of independent directors, and (iv) that the board of directors be composed of a majority of independent directors.

Director Independence

The Board of Directors discussed and reviewed whether each nominee is independent in accordance with the director independence standards established by NASDAQ. In determining independence, the Board reviews and seeks to determine whether directors have any material relationship with the Company, direct or indirect, which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board reviews business, professional, charitable and familial relationships of the independent directors in determining independence. The Board determined that Peter C. Mitchell, Matthew W. Morris, and Edward L. Kuntz are independent.

Information about the Nominating Process

The Company’s Board of Directors undertakes the activities of identifying, evaluating and recommending nominees to serve as directors. The Board has not established a separate nominating committee because the Board believes that all directors should participate in the selection of director candidates.

Nomination of Director Candidates by Stockholders

The policy of the Board of Directors is to consider nominations of candidates for membership on the Board of Directors that are submitted by stockholders. Any such recommendations should include the nominee’s name and qualifications for Board membership and a consent signed by such candidate to serve as a director if elected and should be directed to Andrew L. Puhala, Corporate Secretary, Stabilis Solutions, Inc., 11750 Katy Freeway, Suite 900, Houston, TX 77079.

Stockholders who comply with the requirements of our Bylaws with respect to advance written notice of stockholder director nominations at the Annual Meeting, including certain information that must be provided concerning the stockholder and each nominee, may nominate candidates for election as directors at the Annual Meeting by attending the meeting and offering the candidates into nomination at the time of the election of directors. Our Amended and Restated Bylaws were filed with the Securities and Exchange Commission on Form 8-K on September 18, 2020, and can be viewed by visiting the SEC website at http://sec.gov. You may also obtain a copy of the Bylaws by writing to Andrew L. Puhala, Corporate Secretary, Stabilis Solutions, Inc., 11750 Katy Freeway, Suite 900, Houston, TX 77079. Such information must be provided within the period set forth below under “Stockholder Proposals for Next Annual Meeting.”

For a stockholder’s nominees to be included in the Company’s Proxy Statement for next year’s annual meeting the stockholder must give timely notice to the Company by the date set forth below under “Stockholder Proposals for Next Annual Meeting.”

Director Qualifications

The Board of Directors has not established any minimum qualifications for nomination as a director of the Company but has identified the following qualities and skills necessary for our directors to possess:

•	Integrity

•	Commitment to enhancing stockholder value

•	Ability to objectively analyze complex business problems and develop creative solutions

•	Pertinent expertise, experience and achievement in education, career and community

•	Familiarity with issues affecting the Company’s business

•	Availability to fulfill the required time commitment

•	Ability to work well with other directors

Identifying and Evaluating Nominees for Directors

Candidates for director may come from a number of sources including, among others, recommendations from current directors, recommendations from management, third-party search organizations, and stockholders. Director candidates are evaluated to determine whether they have the qualities and skills set forth above. Such evaluation may be by personal interview, background investigation and other appropriate means. The Board of Directors does not have a formal policy with regard to the consideration of diversity in identifying director nominees. However, in identifying nominees for director, the Board does seek to have directors with a diversity of business experience and skills which allow for the expression of diverse viewpoints.

Director Attendance at the Annual Meeting

We encourage but do not require our directors to attend the Annual Meeting. All of the directors attended the 2024 Annual Meeting.

Stockholder Communications with the Board

Stockholders may communicate with the Board in writing by addressing mail to “Board of Directors” c/o Andrew L. Puhala, Corporate Secretary, Stabilis Solutions, Inc., 11750 Katy Freeway, Suite 900, Houston, TX 77079. Any such communication will be distributed to each of the Company’s directors. A communication addressed to any individual director at the same address will be distributed only to that director.

Board Leadership Structure

The objective of the Board’s leadership structure is to provide effective and independent oversight of management on behalf of the stockholders. The Board’s two standing committees are described below. J. Casey Crenshaw, effective January 31, 2025, serves as the Executive Chairman of the Board as well as the interim principal executive officer. See "Management Transition" above and "Executive Compensation - Employment, Severance or Change in Control Agreements" for additional information. The Company does not currently have a lead independent board member. Prior to the management transition on January 31, 2025, Mr. Crenshaw served as the Board’s Chairman since July 26, 2019; Mr. Crenshaw was not the principal executive officer during this period. The Company has determined, on an interim basis, that the board leadership structure is appropriate.

Board Committees

The Board of Directors of the Company has a standing Audit Committee and Compensation Committee.

Audit Committee

The Board adopted its current Audit Committee Charter on May 2, 2025. The principal functions of the Audit Committee are to review and monitor the Company’s financial reporting and the internal and external audits. The committee’s functions include, among other things: (i) to select and replace the Company’s independent registered public accounting firm; (ii) to review and approve in advance the scope and the fees of our annual audit and the scope and fees of non-audit services of the independent registered public accounting firm; (iii) to receive and consider a report from the independent registered public accounting firm concerning their conduct of the audit, including any comments or recommendations they might want to make in that connection; and (iv) to review compliance with and the adequacy of our major accounting and financial reporting policies and controls. The members of the Audit Committee are currently Peter C. Mitchell (Chairman), Matthew W. Morris, and Edward L. Kuntz. The Audit Committee met four times during the fiscal year ended December 31, 2024. The Board has determined that Messrs. Mitchell, Morris, and Kuntz are “independent” as defined in the rules of the NASDAQ and that Messrs. Mitchell and Kuntz each qualify as an “audit committee financial expert” as defined in the regulations of the Securities and Exchange Commission. A copy of the Audit Committee charter is available at https://stabilis-solutions.com.

Compensation Committee

The Board of Directors established the Compensation Committee as a standing committee on September 11, 2019. The primary functions of the Compensation Committee are to review and approve the compensation of the Chief Executive Officer and the other executive officers of the Company, to recommend the compensation of the directors, to review and approve the terms of any employment agreements with executive officers and to produce an annual report for inclusion in the Company’s proxy statement. The Compensation Committee also administers and interprets the Company’s equity compensation and employee benefit plans and grants all awards under the Amended and Restated 2019 Long Term Incentive Plan. The members of the Compensation Committee are currently J. Casey Crenshaw (Chairman), Peter C. Mitchell, Matthew W. Morris, and Edward L. Kuntz. The Compensation Committee met two times during the fiscal year ended December 31, 2024. The Board of Directors determined that Messrs. Mitchell, Morris, and Kuntz are considered independent as defined in the rules of the NASDAQ. A copy of the Compensation Committee charter is available at https://stabilis-solutions.com.

Board’s Role in Risk Management

The Board of Directors, through the Audit Committee, provides oversight of the implementation and operation of the Company’s risk management processes.

Code of Ethics

The Company has adopted a code of business conduct and ethics for its directors, officers and employees. A copy of the code of business conduct and ethics is available at https://www.stabilis-solutions.com.

Attendance at Meetings

During the fiscal year ended December 31, 2024, the Board of Directors held four meetings. No member of the Board of Directors attended fewer than 75% of the aggregate number of meetings of the Board, and meetings of committees on which the director served, held in 2024.

Director Compensation

For 2024, the Board has established cash compensation for its independent directors at $100,000 per annum payable quarterly. However, the Board can elect to pay 50% of such compensation in Company common stock in any year with one-year vesting by Board resolution at the first meeting of the Board in such year.

Directors who are not independent receive no separate compensation for director service. The Company pays each director’s reasonable travel, lodging, meals and other expenses connected with their Board service.

2024 Director Compensation

The following table describes the compensation earned by each individual who served as an independent director during 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Edward L. Kuntz	$100,000	$—	$—	$100,000
Peter C. Mitchell	100,000	—	—	100,000
Matthew W. Morris	100,000	—	—	100,000
Total	$300,000	$—	$—	$300,000

Certain Relationships and Related Transactions

All related party transactions are required to be reviewed and approved by an independent body of the Board of Directors composed solely of independent directors as defined in the NASDAQ Rules. In the ordinary course of our business, we may enter into transactions with our directors, officers and 5% or greater stockholders.

J. Casey Crenshaw (our Chairman of the Board) is the beneficial owner of 50% of the Modern Group, Ltd. (“The Modern Group”), and is deemed to jointly control The Modern Group with family members. Stacey Crenshaw (a member of our Board) is the spouse of J. Casey Crenshaw. Additionally, the following individuals serve in various leadership capacities for The Modern Group: J. Casey Crenshaw (our Chairman of the Board) as President and Ben Broussard (a member of our Board) as Chief Financial Officer of both The Modern Group as well as its subsidiary, MG Finance Co., Ltd.

During the fiscal year ended December 31, 2024, and as of December 31, 2024, the Company had the following transactions:

Operating Lease

The Company leases office space from The Modern Group. Subsequent to December 31, 2024, the Company amended its month-to-month lease with The Modern Group, a related party, to increase its rent to $28 thousand per month effective March 1, 2025 and to extend the lease term to June 30, 2026.

Other Purchases

The Company purchases supplies and services from a subsidiary of The Modern Group. During the years ended December 31, 2024 and 2023, purchases from The Modern Group totaled $0.2 million and $0.4 million, respectively. The Company had no sales to The Modern Group in 2024 or 2023. There was no receivable due from The Modern Group as of December 31, 2024 and 2023. As of December 31, 2024 and 2023, amounts due to The Modern Group were immaterial.

Chart Energy & Chemicals, Inc. (“Chart E&C”) beneficially owns 7.9% of our outstanding common stock. The Company purchases services from Chart E&C. During the years ended December 31, 2024 and 2023, purchases from Chart E&C totaled $0.6 million and $0.7 million, respectively. As of December 31, 2024 and 2023, amounts due to Chart E&C were immaterial.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the SEC. Based on our review of the copies of such reports, we believe that all such reports required by Section 16(a) of the Exchange Act were in compliance with such filing requirements during the fiscal year ended December 31, 2024.

Insider Trading Policy

The Company has an Insider Trading Policy governing the purchase, sale and/or other dispositions of the Company's securities that applies to all directors, officers and employees. The policy is designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company.  A copy of the Insider Trading Policy is filed with the annual report on Form 10-K as Exhibit 19.1.

Prohibition on hedging, short sales and derivatives

The Company's directors, officers, employees, agents and advisors are prohibited from trading in any interest or position relating to the future price of Company securities. This includes, but is not limited to puts, calls and short sales, including short sales against the box.

PROPOSAL NO. 2

TO RATIFY THE SELECTION OF THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025

The Board of Directors is asking the stockholders to ratify the Audit Committee’s selection of Ham, Langston & Brezina, L.L.P. as the Company’s independent registered public accounting firm for 2025. In the event the stockholders fail to ratify the selection, the Audit Committee will reconsider its selection.

Representatives of Ham, Langston & Brezina, L.L.P. are expected to be present at the Annual Meeting in person or by conference telephone and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions. Ham, Langston & Brezina, L.L.P. has been our independent registered public accounting firm since the fiscal year ended December 31, 2007.

Fees billed for services provided by our independent registered public accounting firm for 2024 and 2023 were as follows:

	Year Ended December 31,
Types of Fees	2024	2023
Audit Fees (1)	$262,000	$270,780
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
Other Fees (4)	—	—
Total Fees	$262,000	$270,780

________________

(1)

Audit fees consist of fees billed for professional services rendered for the audit of our annual consolidated financial statements and review of our interim condensed consolidated financial statements included in our quarterly reports, professional services rendered in connection with our filing of various registration statements (such as registration statements on Form S-8 and Forms S-1 and S-3, including related comfort letters) and other services that are normally provided by Ham, Langston & Brezina, L.L.P. in connection with statutory and regulatory filings or engagements.

(2)

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported as audit fees. Ham, Langston & Brezina, L.L.P. rendered no such services for us in 2024 or 2023.

(3)

Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). Ham, Langston & Brezina, L.L.P. rendered no such services for us in 2024 or 2023.

(4)

All other fees consist of fees billed for products and services other than the services described in notes (1), (2) and (3) above. Ham, Langston & Brezina, L.L.P. rendered no such services for us in 2024 or 2023.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with the Company’s management and Ham, Langston & Brezina, L.L.P. the audited consolidated financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the Company’s 2024 fiscal year. The Audit Committee has also discussed with Ham, Langston & Brezina, L.L.P. the matters required to be discussed pursuant to Auditing Standard No. 1301 issued by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has received and reviewed the written disclosures and the letter from Ham, Langston & Brezina, L.L.P. required by the applicable requirements of the PCAOB and Securities and Exchange Commission regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with Ham, Langston & Brezina, L.L.P. its independence from the Company.

The Audit Committee has considered whether the provision of services other than audit services is compatible with maintaining auditor independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for its 2024 fiscal year for filing with the SEC.

Respectfully submitted, Peter C. Mitchell (Chairman) Matthew W. Morris Edward L. Kuntz

Audit Committee’s Pre-Approval Policies

The Audit Committee’s policy is to pre-approve all audit services and all permitted non-audit services (including the fees and terms thereof) to be provided by the Company’s independent registered public accounting firm; provided, however, pre-approval requirements for non-audit services are not required if all such services (1) do not aggregate to more than five percent of total revenues paid by the Company to its independent registered public accounting firm in the fiscal year when services are provided; (2) were not recognized as non-audit services at the time of the engagement; and (3) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee.

The Audit Committee pre-approved all of the fees described above.

The Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining auditor independence.

Vote Required

Pursuant to our Bylaws, the votes cast "FOR" this proposal must exceed the votes "AGAINST" the proposal to ratify the selection of the Company’s independent registered public accounting firm for 2025. Abstentions and broker non-votes have no effect on the vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2, TO RATIFY THE SELECTION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information, as of June 2, 2025, the amount and percentage of our outstanding shares of common stock beneficially owned by (i) each person known by us to own beneficially more than 5% of our outstanding common stock, (ii) each director, (iii) each of our executive officers, and (iv) all of our directors and executive officers as a group. Unless otherwise noted, the following table is based on 18,596,301 shares issued and outstanding as of June 2, 2025.

	Common Stock
Name	Number of Shares	Percent of Class
J. Casey Crenshaw (1) (3)	13,249,730	71.2%
Stacey B. Crenshaw (1) (3)	13,249,730	71.2%
LNG Investment Company, LLC (3)	12,580,808	67.7%
Westervelt T. Ballard, Jr. (3) (4)	2,156,314	10.6%
Chart Energy & Chemicals, Inc. (2)	1,470,807	7.9%
Andrew L. Puhala (3) (5)	129,109	*
Benjamin J. Broussard (3)	3,000	*
Edward L. Kuntz (3)	62,172	*
Peter C. Mitchell (3)	25,000	*
Matthew W. Morris (3)	16,000	*
All directors and officers as a group of (9) persons	13,485,011	72.2%

___________

*	Indicates less than 1%.
(1)

Consists of (i) 12,580,808 shares owned by LNG Investment Company, LLC; (ii) 657,922 shares owned by JCH Crenshaw Holdings, LLC (“JCH”); (iii) 11,000 shares of Common Stock currently held by Mr. Crenshaw. Mr. Crenshaw may be deemed to have voting and dispositive power over the securities held by each of LNG Investment Company, LLC and JCH by virtue of being the sole manager of LNG Investment Company, LLC and the sole managing member of JCH; thus, he may also be deemed to be the beneficial owner of these securities. Mrs. Crenshaw, as the spouse of Mr. Crenshaw, may be deemed to share voting and dispositive power over the securities held by each Mr. Crenshaw, JCH and LNG Investment Company, LLC. Mr. and Mrs. Crenshaw each disclaim any beneficial ownership of the securities owned by LNG Investment Company, LLC, JCH and their respective spouses in excess of their pecuniary interest in such securities.

(2)

Chart Energy & Chemicals, Inc. is a wholly owned subsidiary of Chart Industries, Inc. which manages the investments of Chart Energy & Chemicals, Inc. Jillian C. Evanko is the President and Chief Executive Officer of Chart Industries, Inc. and has voting and investment power over the shares held by Chart Energy & Chemicals, Inc. The business address of Chart Energy & Chemicals, Inc. is 8665 New Trails Drive, Suite 100, The Woodlands, Texas 77381. The business address of Chart Industries, Inc. is 3055 Torrington Drive, Ball Ground, Georgia 30107.

(3)	Unless otherwise noted, the address of the stockholders is c/o Stabilis Solutions, Inc. 11750 Katy Freeway, Suite 900, Houston, Texas 77079.
(4)	Shareholdings include 1,742,574 shares of vested, but unexercised stock options.
(5)	Shareholdings include 88,515 shares of vested, but unexercised stock options.

EXECUTIVE OFFICERS

The following table sets forth the names, ages (as of June 25, 2025) and titles of our current executive officers:

Name	Age	Principal Position
J. Casey Crenshaw	50	Executive Chairman and Interim President and Chief Executive Officer
Andrew L. Puhala	55	Senior Vice President, Chief Financial Officer, Secretary

Biographical information for J. Casey Crenshaw is contained in the "Nominees of the Board of Directors" above.

Andrew L. Puhala, age 55, has been Chief Financial Officer of Stabilis since November 2018. From August 2017 until November 2018, Mr. Puhala served as VP of Finance for The Modern Group, Ltd. From September 2015 to June 2017, he served as Chief Financial Officer of ERA Group Inc. (NYSE:ERA), a provider of helicopter transport services primarily to the energy industry. Mr. Puhala served as Chief Financial Officer of American Electric Technologies, Inc. from January 2013 to September 2015 and CFO of AccessESP from 2011- 2012. Mr. Puhala held a variety of senior financial roles at Baker Hughes, Inc. from 1996 - 2011 including VP finance - Middle East Region, Division Controller and Assistant Treasurer. Mr. Puhala is a Certified Public Accountant and received a B.B.A. in Accounting and an M.P.A. from the University of Texas at Austin.

EXECUTIVE COMPENSATION

Named Executive Officers

We are currently considered a smaller reporting company within the meaning of the Securities Act, for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. Further, our reporting obligations extend only to our “named executive officers” ("NEOs"), who are the individuals who served as our principal executive officer and principal financial officer during the last completed fiscal year.

Our named executive officers at December 31, 2024 are:

Name	Principal Position
Westervelt T. Ballard, Jr. (1)	Chief Executive Officer and President
Andrew L. Puhala	Chief Financial Officer

(1)

As discussed above, our NEOs were determined as of December 31, 2024 and are listed above with the titles they held as of that date. In January 2025 we announced changes to our management team.  Effective January 31, 2025, Mr. Ballard and the Company mutually agreed to terminate his employment as Chief Executive Officer and President.

Summary Compensation Table

The following table sets forth information concerning compensation of our named executive officers who served during the years ended December 31, 2024 and 2023 (the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All other compensation ($) (5)	Total ($)
Westervelt T. Ballard, Jr.,	2024	$540,000	$—	$—	$—	$—	$11,872	$551,872
Chief Executive Officer and President	2023	533,333	—	33,413	—	740,974	12,200	1,319,920
Andrew Puhala,	2024	340,200	—	—	—	122,472	13,520	476,192
Chief Financial Officer	2023	336,000	—	8,183	—	186,726	13,200	544,109

___________

(1)	No bonus was earned for the fiscal years 2024 and 2023.
(2)

The amount represents the full aggregate grant date fair value of stock appreciation right awards ("SARs") granted during the fiscal year 2023 computed in accordance with FASB ASC 718. Stock appreciation rights issued in 2023 were valued using a Monte Carlo Method. These amounts do not represent the actual value that may be realized by named executive officers. The SARs expired unexercised on December 31, 2024. No SARs or RSUs were granted in the fiscal year 2024.

(3)	No stock options were granted during the fiscal years 2024 and 2023.
(4)	Mr. Ballard did not earn the performance award for 2024 performance because he separated from the Company prior to the payout. See "Employment, Severance or Change of Control Agreements - Release and Consulting Agreement for Mr. Ballard" below for further information. Pursuant to his Annual Incentive Plan, Mr. Ballard received the performance award of $740,974 for 2023 performance. Mr. Puhala earned performance awards of $122,472 for 2024 performance and $186,726 for 2023 performance, respectively.
(5)	Consist of employer contributed 401(k) contributions.

Outstanding Equity Awards at Fiscal Year End

The following table below provides information regarding outstanding restricted stock unit, stock option and stock appreciation rights awards, under the Amended and Restated 2019 Long Term Incentive Plan (discussed below), held by the named executive officers as of December 31, 2024:

	Option Awards					Stock Awards
Name	Number of shares or units of stock Underlying Unexercised Options (#) Exercisable	Number of shares or units of stock Underlying Unexercised Options (#) Unexercisable	Equity incentive plan awards: Number of securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Equity incentive plan awards: Number of unearned shares or units of stock that have not vested (#)	Market value of unearned shares or units of stock that have not vested ($) (1)
Westervelt T. Ballard, Jr.	1,300,000	—	$—	$10.00	8/23/2031	—	$—
Westervelt T. Ballard, Jr.	295,048	147,526	—	6.00	2/18/2032	7,765	31,914
Andrew Puhala	59,010	29,505	—	6.00	2/18/2032	1,553	6,383

____________

(1)

The amount represents the grant date fair value of restricted stock units granted. Restricted stock units are valued at market price of the Company's common stock at the closing price at the date of grant. These amounts do not represent the actual value that may be realized by named executive officers.

Pay Versus Performance Table

As required under SEC rules adopted pursuant to the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation and certain measurements of the Company's performance.

The following table sets forth the information of our NEOs, consisting of the Company's primary executive officer ("PEO") and primary financial officer ("PFO") for the fiscal years ended December 31, 2024, 2023 and 2022. The amounts represented under "compensation actually paid" ("CAP") are computed in accordance with SEC rules relative to Item 402(v) of Regulation S-K, and do not reflect the actual compensation paid or earned during each fiscal year. See footnotes (2) and (4) below for further information.

Year (1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($) (2)	Summary Compensation Table Total for Non-PEO NEOs($) (3)	Compensation Actually Paid to Non-PEO NEOs($) (4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($) (5)	Net Income (loss) ($) (000's)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2024	$551,872	$557,697	$476,192	$477,357	$126	$4,599
2023	1,319,920	986,111	544,109	464,313	98	125
2022	2,220,964	3,272,760	707,954	774,159	126	(3,186)

____________

(1)	During all years, the PEO is Mr. Ballard and the Non-PEO NEO is Mr. Puhala (PFO).
(2)

Amounts in column (c) represent "compensation actually paid"("CAP"), computed under the definition of Item 402(v) of Regulation S-K; and do not represent the actual amount of compensation paid or earned during the applicable year. Accordingly, stock-based awards have been adjusted to reflect fair value based on the Company's stock price at either the end of the applicable year or at the vesting date, as opposed to the price at the date of grant under FASB ASC 718. The following is a detail of the adjustments, reconciling column (b) to column (c) on the above "Pay versus Performance" Table:

Reconciliation of PEO Compensation Table (column (b)) to CAP (column (c))

Year	Executive	Per Summary Compensation Table ($)	Subtract Awards granted during FY, value under ASC 718 ($)	Add Awards granted @ Year-End Value ($)	Add Change in Value of Prior Unvested Equity Awards ($)	Add Change in Value of Prior Vested Equity Awards ($)	Compensation Actually Paid ($)
2024	PEO	$551,872	$—	$—	$41,774	$(35,949)	$557,697
2023	PEO	1,319,920	(33,413)	33,413	(195,199)	(138,610)	986,111
2022	PEO	2,220,964	(958,764)	1,234,780	642,470	133,310	3,272,760

(3)	Amounts represent the compensation, computed for the Company's non-PEO named executive officer.
(4)

Amounts in column (e) represent "compensation actually paid"("CAP"), computed under the definition of Item 402(v) of Regulation S-K; and do not represent the actual amount of compensation paid or earned during the applicable year. For Column (e), the amount is based on the Company's non-PEO NEO. Accordingly, stock-based awards have been adjusted to reflect fair value based on the Company's stock price at either the end of the applicable year or at the vesting date, as opposed to the price at the date of grant under FASB ASC 718. The following is a detail of the adjustments, reconciling column (d) to column (e) on the above "Pay versus Performance" Table:

Reconciliation of PFO Compensation Table (column (d)) to CAP (column (e))

Year	Executive	Per Summary Compensation Table ($)	Subtract Awards granted during FY, value under ASC 718 ($)	Add Awards granted @ Year-End Value ($)	Add Change in Value of Prior Unvested Equity Awards ($)	Add Change in Value of Prior Vested Equity Awards ($)	Compensation Actually Paid ($)
2024	PFO	$476,192	$—	$—	$8,355	$(7,190)	$477,357
2023	PFO	544,109	(8,183)	8,183	(39,040)	(40,756)	464,313
2022	PFO	707,954	(191,755)	246,959	7,267	3,734	774,159

(5)

Represents the cumulative Total Shareholder Return on an initial fixed $100 value, computed as the difference between the Company's share price at the end of the applicable year and at the beginning of the measurement period (December 31, 2021).

Relationship Between "Compensation actually paid" and Performance Measures

The following illustrates and describes the relationship between the “compensation actually paid” to our named executive officers and the financial performance metrics disclosed in the pay versus performance table above. Below is the comparison of the "compensation actually paid" to our PEO and PFO to (a) Total Shareholder Return (TSR) and (b) Net Income (loss) for the years ended December 31, 2022, 2023 and 2024:

			Change 2023 vs 2022 (1)			Change 2024 vs 2023 (1)
Description	2022	2023	$	%	2024	$	%
PEO "compensation actually paid" (CAP)	$3,272,760	$986,111	$(2,286,649)	-70%	$557,697	$(428,414)	-43%
PFO "compensation actually paid" (CAP)	774,159	464,313	(309,846)	-40%	477,357	13,044	3%
Total Shareholder Return (TSR)\	126	98	(28)	-22%	126	28	29%
Net Income (loss) (000's)	(3,186)	125	3,311	—	4,599	4,474	—

(1)	While the table above denotes correlations in TSR, note that in its pay deliberations, the Compensation Committee evaluates performance based on progress against a broad range of plan goals and objectives and performance measures and industry benchmarks. See Elements of Compensation and Annual Cash Bonuses and Annual Non-equity Incentive Plan Compensation below for further information.

For 2024, PEO "compensation actually paid" decreased primarily due to the PEO separation. See "Employment, Severance or Change in Control Agreements" below or "Management Transition" above for further information. For 2024, PFO "compensation actually paid" increased, reflecting an improvement in the Company's stock price during the year ended December 31, 2024, partially offset by a decrease in non-equity incentive compensation earned for the year ended December 31, 2024 compared to the year ended December 31, 2023. TSR also increased for the year ended December 31, 2024.

Net income increased for the year ended December 31, 2024 to $4.6 million compared to $125 thousand for the year ended December 31, 2023. The Company does not directly use net income to determine compensation levels. The Company evaluates executive compensation based on a broad range of plan goals and objectives, including Adjusted EBITDA, which net income is a component. For further information on our compensation philosophy, structure, and compensation decisions, see Elements of Compensation and Annual Cash Bonuses and Annual Non-equity Incentive Plan Compensation below.

Tabular List of Most Important Performance Measure

The Company primarily uses the following financial performance to assess the Company's performance:

Most Important Performance Measure
Adjusted EBITDA

For additional information on our compensation see Elements of Compensation and Annual Cash Bonuses and Annual Non-equity Incentive Plan Compensation below.

Overview and Objectives

We believe our success depends on the continued contributions of our named executive officers. We have established our executive compensation program to attract, motivate, and retain our key employees in order to enable us to maximize our profitability and value over the long term. Our policies are also intended to support the achievement of our strategic objectives by aligning the interests of our executive officers with those of our shareholders through operational and financial performance goals and equity-based compensation. We expect that our compensation program will continue to be focused on building long-term shareholder value by attracting, motivating and retaining talented, experienced executives and other key employees. Currently, our Principal Executive Officer oversees the compensation programs for our executive officers.

Elements of Compensation

Historically, we have compensated our named executive officers with annual base salaries, non-equity annual cash incentive compensation and employee benefits. We expect that these elements will continue to constitute the primary elements of our compensation program, although the relative proportions of each element, and the specific plan and award designs, will likely evolve. Additionally, our named executive officers may be awarded long-term equity incentives in the form of restricted stock awards, stock options, stock appreciation rights and other awards under the Amended and Restated 2019 Long-Term Incentive Plan.

Base Salary

Base salary is the fixed annual compensation we pay to each of our named executive officers for carrying out their specific job responsibilities. Base salaries are a major component of the total annual cash compensation paid to our named executive officers. Base salaries are determined after taking into account many factors, including (a) the responsibilities of the officer, the level of experience and expertise required for the position and the strategic impact of the position; (b) the need to recognize each officer’s unique value and demonstrated individual contribution, as well as future contributions; (c) the performance of the Company and each officer; and (d) salaries paid for comparable positions in similarly-situated companies.

For the amounts of base salary that our named executive officers received in 2024 and 2023, see “Executive Compensation-Summary Compensation Table.”

Our Board reviews the base salaries for each named executive officer periodically as well as at the time of any promotion or significant change in job responsibilities and, in connection with each review, our Board considers individual and company performance over the course of the relevant time period. The Board may make adjustments to base salaries for named executive officers upon consideration of any factors that it deems relevant, including but not limited to: (a) any increase or decrease in the named executive officer’s responsibilities, (b) the named executive officer’s job performance, and (c) the level of compensation paid to senior executives of other companies with whom we compete for executive talent, as estimated based on publicly available information and the experience of our directors.

Annual Cash Bonuses and Annual Non-equity Incentive Plan Compensation

Our annual non-equity incentive compensation plan is designed to reward executive officers and other key employees for their contributions based on achievement of annual performance objectives. For 2024, our Board approved a defined financial performance target based upon adjusted EBITDA and other non-financial performance targets, including Health Safety and Environment ("HSE") and other corporate goals. Our Board believes that these were appropriate measures on which to base the Company's 2024 non-equity incentive compensation because they encourage our executives to improve operational execution, efficiencies, profitability, safety and other components. Our Board reviews and monitors the Company's annual non-equity incentive compensation plan to ensure that established targets are consistent with the compensation strategy for the Company. Established targets are set that allow executives and key employees to earn up to a maximum of 150% of their annual non-equity incentive compensation target. With respect to the Adjusted EBITDA target for 2024, the approved target was consistent with the Company’s annual business plan. For the year ended December 31, 2024, actual Adjusted EBITDA and the Company's non-financial performance exceeded the threshold that allowed senior executives and key employees to earn between 90% and 110% of their annual non-equity incentive compensation target. Mr. Ballard did not earn the performance award for 2024 performance because he separated from the Company prior to the payout. See "Executive Compensation - Employment, Severance or Change in Control Agreements" for more information. Mr. Puhala earned a performance award of $122,472 for 2024 performance. For the year ended December 31, 2023, actual Adjusted EBITDA and the Company's non-financial performance exceeded the threshold that allowed executives and key employees to earn between 119% and 137% of their annual non-equity incentive compensation target. Accordingly, Mr. Ballard earned a performance award of $740,974 for 2023 performance and Mr. Puhala earned a performance award of $186,726 for 2023 performance.

Other Benefits

We offer participation in broad-based retirement, health and welfare plans to all of our employees.

Risk Considerations

The Compensation Committee considers whether the Company’s compensation policies and practices for both executives and other employees encourage unnecessary or excessive risk taking.

Base salaries are not believed to encourage excessive risk taking. The Company’s Executive Performance Bonus Program does focus on achievement of annual Company and/or individual performance goals, but both the Company and individual goals are considered appropriate for achievement without unnecessary and excess risk taking.

Pension Benefits

We have not maintained and do not currently maintain a defined benefit pension plan or a supplemental executive retirement plan. Instead, our employees, including our named executive officers, may participate in a retirement plan intended to provide benefits under section 401(k) of the Internal Revenue Code of 1986 (the “401(k) Plan”) pursuant to which employees are allowed to contribute a portion of their base compensation to a tax-qualified retirement account in a defined safe harbor 401(k) Plan, subject to limitations.

Non-Qualified Defined Contribution and Other Non-Qualified Deferred Compensation Plans

We have not had and do not currently have any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

The Amended and Restated 2019 Long Term Incentive Plan

The Company has a long-term incentive plan, originally approved by the Board of Directors in 2019. In July 2021 and in August 2023, the plan was amended (the “Amended and Restated Plan”) to increase the maximum number of shares of common stock available for issuance from its original 1,675,000 shares to 4,000,000 (in July 2021) and to 5,500,000 (in August 2023). The plan provides for the award of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalents, substitute awards, other stock-based awards, cash awards and/or any combination of the foregoing which may be granted to employees, officers and directors of the Company and affiliates or to any other person who performs services to the Company and affiliates, including independent contractors and consultants of the Company and its subsidiaries.

No participant may receive a grant covering more than 2,000,000 shares of our common stock in any year and a non-employee member of the Board may not be granted more than 100,000 shares in any year. In the event of certain changes in the Company’s common stock such as recapitalization, reclassification, stock split, combination or exchange of shares, stock dividends or the like, appropriate adjustment will be made in the number and kind of shares available for issuance under the Amended and Restated Plan as well as the purchase price, if any, per share.

The maximum number of shares of common stock available for issuance under the Amended and Restated 2019 Long Term Incentive Plan is 5,500,000 shares. As of June 2, 2025, the number of securities remaining available under the Plan is 2,129,805.

Employment agreements with executive officers

All current named executive officers are “at will” employees and are eligible to receive employee benefits generally available to all employees of the Company or the subsidiary by which they are employed and other benefits approved by the Compensation Committee.

Employment, Severance or Change in Control Agreements

Management Transition

On January 31, 2025, the Company appointed the Company’s Chairman of the Board, J. Casey Crenshaw, as its Executive Chairman, and Interim President and Chief Executive Officer.  Mr. Crenshaw replaced Westervelt T. Ballard, Jr., who mutually agreed with the Company to terminate his employment as the Company’s President and Chief Executive Officer and voluntarily resigned his position as a director. Mr. Crenshaw co-founded the Company in 2013. In his new role, Mr. Crenshaw will assume day-to-day operations leadership. In connection with Mr. Crenshaw’s position as Executive Chairman, the Company’s Board of Directors and Compensation Committee have approved annual cash compensation of $500,000 to Mr. Crenshaw. Mr. Crenshaw will not receive additional compensation for his roles as interim President and Chief Executive Officer.

Employment and Separation Arrangements for Mr. Ballard

The Company entered into an Employment Agreement with Mr. Ballard on August 23, 2021 (the “Employment Agreement”) pursuant to which it agreed for a term of three years (unless terminated earlier pursuant to the terms of the Employment Agreement), subject to successive one-year extensions, to employ Mr. Ballard as its President and Chief Executive Officer. The Company agreed to cause Mr. Ballard to be elected to the Board and thereafter to cause him to be nominated as a director and recommend his election to stockholders on an annual basis during the term of his employment.

In consideration of his services, the Company agreed to pay Mr. Ballard an annualized base salary of not less than $500,000. Mr. Ballard was entitled to participate in the Company’s Annual Bonus Plan, with a target bonus based on performance to be determined by the Compensation Committee of the Board of Directors and to initially range from 50% of Mr. Ballard’s base salary for “threshold” performance, to 100% of his base salary for “target” performance, and 150% of his base salary for “maximum” performance. Notwithstanding the foregoing, Mr. Ballard’s bonus target for calendar year 2021 was prorated in the amount of $125,000. Additionally, the Company granted Mr. Ballard 500,000 restricted stock units (“RSUs”) under the Company’s 2019 Long Term Incentive Plan, of which (i) 250,000 RSUs vested on August 23, 2021, (ii) 125,000 RSUs vested on August 23, 2022, and (iii) 125,000 RSUs vested on August 23, 2023. The Company also agreed to grant Mr. Ballard 1,300,000 options to purchase the Company’s common stock under the 2019 Long Term Incentive Plan, with a strike price equal to $10.00 per share, of which (i) 442,000 options vested on August 23, 2022, (ii) 429,000 options vested on August 23, 2023, and (iii) 429,000 options vested on August 23, 2024. Mr. Ballard was not be permitted to exercise any of the options while he is employed by the Company on or before the expiration of his term of employment, unless (Y) in connection with a sale of an equal number of more of shares of stock by the Company’s Chairman of the Board, or (Z) the Company’s stock has traded at $20.00 or more per share for at least 120 consecutive days. Mr. Ballard was also eligible to participate in all of the Company’s discretionary short-term and long-term incentive compensation plans and programs and other employee benefit plans which are generally made available to other similarly situated senior executives of the Company.

Release and Consulting Agreement for Mr. Ballard

Effective January 31, 2025, the Company entered into a release and consulting agreement with Mr. Ballard pursuant to which the Company and Mr. Ballard mutually agreed to terminate his employment as President and Chief Executive Officer and Mr. Ballard transitioned to a consultant of the Company. Additionally, Mr. Ballard voluntarily resigned as a member of the Company’s Board of Directors. Under the release and consulting agreement, the Company will pay Mr. Ballard separation pay of $1.0 million, paid in equal or near equal installments over a twelve month period, and additional pay of $41 thousand representing an amount equal to a prorated bonus at "target" performance the Mr. Ballard would have received for his 2025 performance. Additionally, Mr. Ballard will receive a payment of $49 thousand per month for the remainder of 2025 for his consulting services. The Company and Mr. Ballard agreed that 7,765 unvested restricted stock units and 147,525 unvested stock options granted under the Company's long-term incentive plan would vest as of the date of separation of employment, and that period during which all of Mr. Ballard's stock options may be exercised shall expire December 31, 2025.

Policies and Practices for Granting Equity Awards

The Compensation Committee has the responsibility for developing and maintaining an executive compensation policy including the granting of equity awards, consisting of stock appreciation rights, stock options, restricted stock units, restricted stock awards and similar instruments. The Board monitors the results of such policies. The Compensation Committee does not have a set policy regarding the timing of the approval and grant of equity awards; however, the Company does not grant and has not granted equity awards in anticipation of the release of material nonpublic information, nor timed the release of material nonpublic information based on grant dates of such instruments for the purpose of affecting the value of executive compensation.

During the year ended December 31, 2024, (i) none of our NEOs were awarded stock options with an effective grant date during any period beginning four business days before the filing or furnishing of a Form 10-Q, Form 10-K or Form 8-K that disclosed material nonpublic information, and ending on business day after the filing or furnishing of such reports, and (ii) we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

The Company anticipates that it will hold its 2026 Annual Meeting of Stockholders on or about August 3, 2026. Any stockholder of record desiring to submit a proposal for action at the 2026 Annual Meeting of Stockholders and who wishes such proposal to appear in the Company’s Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company’s Corporate Secretary at the address set forth below no later than February 25, 2026 in order to be considered for inclusion in the Company’s proxy statement relating to that meeting. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a shareholder of record.

Stockholders must provide advance written notice of director nominations or other proposals intended to be presented at the Company’s 2026 Annual Meeting. Such notice must be received by the Company not earlier than May 6, 2026, or later than 5:00 p.m., Central time, on June 5, 2026.

Notice of director nominations and other proposals for the 2026 Annual Meeting of Stockholders must be delivered to Andrew Puhala, Corporate Secretary, Stabilis Solutions, Inc., 11750 Katy Freeway, Suite 900, Houston, TX 77079.

Further, to comply with the SEC's universal proxy rules, if a stockholder intends to solicit proxies in support of director nominees submitted under these advance notice provisions, then the Company must receive proper written notice that sets forth all information required by Rule 14a-19 under the Exchange Act no later than June 5, 2026 (or, if the 2026 Annual Meeting of Stockholders is called for a date that is not within 30 calendar days of the anniversary of the date of the 2025 Annual Meeting of Stockholders, then notice must be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting of Stockholders or by the close of business on the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting of Stockholders is first made). The notice requirement under Rule 14a-19 is in addition to the applicable advance notice requirements under the Company's Bylaws as described above.

FINANCIAL INFORMATION AND ANNUAL REPORT ON FORM 10-K

The Company’s financial statements for the year ended December 31, 2024 are included in the Company’s 2024 Annual Report on Form 10-K, which is available to the Company’s stockholders on the Internet at http://www.edocumentview.com/slng. Stockholders may obtain a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 without charge by requesting it in writing from Andrew L. Puhala, Corporate Secretary, STABILIS SOLUTIONS, INC., 11750 Katy Freeway, Suite 900, Houston, TX 77079.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is properly brought before the meeting, the proxy holders named above will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors
June 25, 2025
Andrew L. Puhala
Secretary

Stabilis

VOTE

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2025 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommend a vote FOR all the nominees, and FOR Proposal 2.

	For	Withhold		For	Withhold		For	Withhold
01 - Benjamin J. Broussard	☐	☐	02 - J. Casey Crenshaw	☐	☐	03 - Stacey B. Crenshaw	☐	☐
04 - Edward L. Kuntz	☐	☐	05 - Peter C. Mitchell	☐	☐	06 - Matthew W. Morris	☐	☐

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B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

6 1 B V

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04SP3E

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — STABILIS SOLUTIONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints J. Casey Crenshaw and Andrew L. Puhala, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of STABILIS SOLUTIONS, INC. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on August 4, 2025 at Stabilis Solutions, Inc., 11750 Katy Freeway, Suite 900, Houston, Texas 77079 at 12:00 pm, Central Time, and at any adjournment thereof.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES AND "FOR" PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY BY MAIL

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.